UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
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SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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COLE CREDIT PROPERTY TRUST IV, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CCPT IV Proxy Call Script – Meeting Adjournment

“Hi, this is Nathan DeBacker, Chief Financial Officer of Cole Credit Property Trust IV. I’m making a final attempt at calling you about the very important Annual Meeting of Shareholders that has been adjourned to August 1, 2019 due to the lack of shareholders’ response.

By now you have most likely received a variety of calls, emails, or notices through the mail, concerning this meeting. The reason for this is that there are several critical proposals that we need to hear from you on. Without your favorable vote, we cannot amend our Charter and execute on the strategy that we believe is in your best interests.

You can vote now by pressing 1 to be connected directly to a proxy specialist. If this message was recorded on your voice mail, please call 855-325-6676 to vote your shares. That number again is 855-325-6676.

Your vote is very important!

Thank you for your time and participation.”

CIM

Cole Credit Property Trust IV, Inc.

VOTE NOW!

2019 Annual Meeting

August 1, 2019

Important proxy voting material is ready for your action.

This email represents the following share(s):

COLE CR PPTY TR IV INC	123,456,789,012.00000
COLE CREDIT PROPERTY TRUST IV, INC.	123,456,789,012.00000
COLE CREDIT PROPERTY TRUST IV, INC.	123,456,789,012.00000
COLE CREDIT PROPERTY TRUST IV, INC.	123,456,789,012.00000
COLE CREDIT PROPERTY TRUST IV, INC.	123,456,789,012.00000
COLE CREDIT PROPERTY TRUST IV, INC.	123,456,789,012.00000

Three **Ways to Vote**

- Now via ProxyVote
- At the Meeting
- By Phone 1.800.690.6903

Vote By
July 31, 2019 11:59 P.M. ET

Control Number: 0123456789012345

ANNUAL MEETING ADJOURNED TO AUGUST 1, 2019
Your action is needed!

Dear Shareholder:

Thank you for taking the time to vote your shares in Cole Credit Property Trust IV, Inc. ("CCPT IV"). We have not yet received the number of favorable shareholder votes required to pass all the proposals being considered. To avoid adjourning the Annual Meeting of Shareholders a second time due to insufficient votes, we're contacting you now to ask for your help.

While you initially abstained from voting on the proposed amendments to our charter, we're asking you to help move them forward by submitting a vote "FOR" each of the proposals. You may change your vote to "FOR" the proposed charter amendment proposals (Proposals 2A, 2B and 2C) simply by calling 1-855-325-6676 to speak with a live agent or simply clicking the VOTE NOW! Button above.

The amendments are intended to support our previously announced strategy to reposition the CCPT IV portfolio and ultimately list our shares on a national securities exchange as a mortgage REIT. The Board of Directors believes these changes to the charter are in the best interests of shareholders.

Please join your fellow shareholders and vote "FOR" the proposals today! Call us at 1-855-325-6676 if you have any questions.

Important
Materials

- Proxy Statement
- Annual Report
- Shareholder Letter

For holders as of April 5, 2019

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